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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported):  June 12, 1997



                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)

  Delaware                       1-00041                       94-3019135
(State of                (Commission File Number)             (IRS Employer
Incorporation)                                             Identification No.)


             5918 Stoneridge Mall Road, Pleasanton, California 94588
               (Address of principal executive offices) (Zip Code)

                                 (510) 467-3000
              (Registrant's telephone number, including area code)

                                       n/a
          (former name or former address, if changed since last report)
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Item 5.  Other Events.

            Safeway Inc. (the "Company") previously reported in its Form 10-K for the fiscal year ended December 28, 1996 (Item 1, Employees), information concerning a strike in Canada Safeway's Alberta operating area, which commenced at 12:01 a.m. on March 26, 1997, and updated such disclosure on a Form 8-K filed on June 4, 1997.

            Following the issuance of the mediator's recommended settlement on June 3, 1997, three of the four unions involved in the mediation voted to accept the proposal. Voting took place from June 4 to June 10. The local union representing approximately 600 retail meat employees in Northern Alberta, which earlier chose not to be a part of the mediation, voted on June 7 and June 8 to accept the recommended settlement.

            The acceptance of a new collective agreement ended the labor dispute. All 74 of the Company's locations in Alberta remained open during the dispute with a combination of management, replacement workers and employees who returned to work. Picket lines came down Sunday evening, June 8, and employees who had not already returned began returning to the stores the following morning.

            As previously reported, the Company's sales and operating results will be adversely affected by the strike. An estimate of the financial impact of the strike will be included in the Company's second quarter earnings release.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  June 12, 1997

                              SAFEWAY INC.


                              By:    /s/ Michael C. Ross
                              Name:  Michael C. Ross
                              Title: Senior Vice President - General Counsel